Exhibit 23.1


                              INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-Effective Amendment
No. 1 to Registration Statement of Alexander & Alexander Services Inc. on Form S-3 of our reports dated February 14, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Alexander & Alexander & Alexander Services Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Baltimore, Maryland
July 17, 1996